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                                                                EXHIBIT 23(b)



                                  LAW OFFICES
                        ROSENFELD, GROVER & FRANG, P.C.
                            601 SOUTH JACKSON STREET
                                 P.O. BOX 1405
                            JACKSON, MICHIGAN 49204

                            TELEPHONE (517)788-6270
                               FAX (517)788-9893

RICHARD Z. ROSENFELD
ROBERT M. GROVER
JAMES E. FRANG

                                  May 4, 1994




Securities and Exchange Commission
Washington, D.C.  20549

  Re:  Jacobson Stores Inc.

Gentlemen:

  As counsel for Jacobson Stores Inc., a Michigan corporation (the "Registrant"), we have assisted in preparation of the Registration Statement on Form S-8 (the "Registration Statement") to which this consent is an exhibit, filed with the Securities and Exchange Commission on the date hereof, with respect to 400,000 Options under the Jacobson Stock Option Plan of 1994, 400,000 shares of the Registrant's Common Stock, $1 par value, issuable on exercise of said Options, and such indeterminate number of shares of Common Stock as may be required for issuance as a result of any adjustment in the number of shares issuable on the exercise of said Options.

  We hereby consent to all references to this firm in the Registration
Statement.

                                        Very truly yours,

                                        ROSENFELD, GROVER & FRANG, P.C.


                                                /s/ Richard Z. Rosenfeld
                                        By:
RZR/mas                                         Richard Z. Rosenfeld